Exhibit 32.2
Section 1350 Certification of Chief Financial Officer
In connection with the Quarterly Report of AmerisourceBergen Corporation (the “Company”) on Form 10-Q for the quarter ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael D. DiCandilo, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael D. DiCandilo Michael D. DiCandilo
Executive Vice President and
Chief Financial Officer
February 5, 2010